UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2018

DDR Corp.

(Exact name of registrant as specified in charter)

Ohio	1-11690	34-1723097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On October 8, 2018, the Board of Directors (the “Board”) of DDR Corp. (the “Company”) set the size of the Board at eight members and appointed Linda Boland Abraham and Dawn M. Sweeney as directors to fill the resulting vacancies. Mses. Abraham and Sweeney will serve for an initial term ending at the Company’s 2019 Annual Meeting of Shareholders.

As non-employee directors, Mses. Abraham and Sweeney will receive the same compensation as the Company’s other non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2018, on a pro-rated basis.

On October 8, 2018, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with each of Mses. Abraham and Sweeney. The Indemnification Agreement is in substantially the same form as the indemnification agreement for directors and officers that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2017.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 11, 2018, the Company, with the prior approval of the Board, changed its name from “DDR Corp.” to “SITE Centers Corp.” by filing its Fourth Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Secretary of State of the State of Ohio (the “Ohio Secretary of State”). In addition to implementing the change to the Company’s name, the Amended and Restated Articles consolidate amendments to the Third Amended and Restated Articles of Incorporation that were previously filed with the Ohio Secretary of State (inclusive of the Amendment to the Third Amended and Restated Articles of Incorporation filed June 1, 2017 and Amendment No. 2 to the Third Amended and Restated Articles of Incorporation filed May 18, 2018) and delete provisions designating particular series of the Company’s preferred shares that have been retired and have, by their terms, resumed the status of authorized but unissued shares of a particular class of the Company’s preferred shares without serial designation.

In connection with its approval of the Amended and Restated Articles, the Board also adopted an Amended and Restated Code of Regulations of the Company (the “Amended and Restated Code”), which became effective upon the acceptance of filing of the Amended and Restated Articles by the Ohio Secretary of State on October 11, 2018. The Amended and Restated Code includes the following principal changes from the Company’s Amended and Restated Code of Regulations previously in effect:

•	reflects the change to the name of the Company;

•

adds provisions relating to shareholder meetings, including (i) procedures for shareholder-requested special meetings, (ii) an advance notice requirement for shareholders to make proposals for business to be considered at annual meetings of shareholders and nominations of director candidates not to be included in the Company’s proxy statement (i.e., 120 days prior to the first anniversary of the date of the Company’s proxy statement for the prior year’s annual meeting of shareholders), and (iii) shareholder action by unanimous written consent in lieu of a meeting;

•

makes changes to administrative provisions relating to directors and committees of the Board, including deleting the now inapplicable provision regarding cumulative voting and permitting Board committees to be comprised of fewer than three directors;

•	clarifies that only the president, secretary and treasurer need to be elected by the Board, but the Board, in its discretion, may elect a chairman and vice presidents;

•	provides that the Board may appoint assistant and subordinate officers as it deems desirable, or it may authorize any officer to appoint them and prescribe their authority and duties;

•

clarifies the scope of director and officer exculpation provisions and adds a provision for the survival of exculpation and indemnification protections of directors and officers in the event of a subsequent amendment to the related provisions; and

•	makes other changes for improved organization and consistency.

The foregoing descriptions of the amendments implemented by the Amended and Restated Articles and the Amended and Restated Code are qualified in their entirety by reference to the full text of such amendments, copies of which (marked to show changes) are filed with this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amendments implemented by the Fourth Amended and Restated Articles of Incorporation of SITE Centers Corp. (marked to show changes)
3.2	Amendments implemented by the Amended and Restated Code of Regulations of SITE Centers Corp. (marked to show changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITE CENTERS CORP.

By:	/s/ Aaron M. Kitlowski

Aaron M. Kitlowski Executive Vice President, General Counsel and Secretary

Date: October 12, 2018